GULF ENERGY COMPANY SAOC

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

as of March 31

	Notes	March 31, 2018	December 31, 2017
		RO	RO
ASSETS
Non-current assets
Property, plant and equipment	5	39,232,566	40,156,365
Intangible assets and goodwill		5,837	10,442
Capital work in progress		718,486	619,740
Deferred tax asset		217,442	171,379
Investments in joint venture and associate		1,538,794	1,618,160
Total non-current assets		41,713,125	42,576,086

Current assets
Inventories	7	11,224,577	10,934,286
Trade and other receivables	8	36,665,265	32,883,898
Amounts due from related parties	14	448,395	421,948
Cash and cash equivalents	9	1,224,967	2,597,832
Total current assets		49,563,204	46,837,964
Total assets		91,276,329	89,414,050

EQUITY:
Share capital		500,000	500,000
Legal reserve		852,043	852,043
Retained earnings		29,081,572	28,940,235
Shareholders’ contribution		11,231,640	10,235,089
Equity attributable to the Shareholders of the Company		41,665,255	40,527,367
Non-controlling interest		979,376	2,109,780
Total equity		42,644,631	42,637,147

LIABILITIES:
Non-current liabilities
Subordinated loan from a related party		171,000	171,000
Loans and borrowings	10	9,679,226	917,061
Finance lease liabilities		1,948	16,952
End of service benefits	11	626,229	604,385
Total non-current liabilities		10,478,403	1,709,398

Current liabilities
Short term bank borrowings	10	2,756,735	2,451,380
Loans and borrowings	10	7,433,701	17,878,738
Finance lease liabilities		71,831	72,837
Trade and other payables	12	20,806,093	18,428,579
Amounts due to related parties	14	3,792,417	2,933,140
Income tax payable	13	3,292,518	3,302,831
Total current liabilities		38,153,295	45,067,505
Total liabilities		48,631,698	46,776,903
Total equity and liabilities		91,276,329	89,414,050

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

GULF ENERGY COMPANY SAOC

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF PROFIT AND LOSS AND

OTHER COMPREHENSIVE INCOME

for the three months ended March 31

		Three months ended March 31, 2018	Three months ended March 31, 2017
	Notes	RO	RO
Revenue		15,647,618	18,065,353
Direct costs		(6,006,183)	(5,600,783)
Staff costs		(4,886,045)	(5,076,466)
Depreciation and amortization		(1,947,924)	(2,269,049)
Gross profit		2,807,466	5,119,055
Administrative and general expense		(1,865,230)	(1,663,814)
Impairment loss on trade and other receivables including contract assets		(37,880)	-
Finance cost		(346,832)	(318,986)
Finance income		-	156,258
Other income		36,931	57,326
Share of loss of equity-accounted investee, net of tax		(79,366)	(65,346)
Profit before taxation		515,089	3,284,493
Income tax expense	13	(353,605)	(565,868)
Net profit and total comprehensive income for the period		161,484	2,718,625

Net profit and total comprehensive income attributable to:
Shareholders of the Company		141,337	2,432,457
Non-controlling interest		20,147	286,168
Net profit and total comprehensive income for the period		161,484	2,718,625

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

GULF ENERGY COMPANY SAOC

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

for the three months ended March 31

	Three months ended March 31, 2018	Three months ended March 31, 2017
	RO	RO
Profit before tax	515,089	3,284,493
Adjustments for:
Depreciation and amortization	2,064,400	2,384,605
Interest expense – net	346,832	162,728
End of service benefits	36,922	33,396
Impairment loss on trade and other receivables including contract assets	37,880	-
Reversal for provision of slow moving inventory	-	(217,751)
Share of loss of equity-accounted investee, net of tax	79,366	65,346
Profit on disposal of property, plant and equipment	(63,625)	-
Changes in working capital:
Inventories	(290,291)	377,101
Trade and other receivables	(3,819,247)	1,886,285
Trade and other payables	2,377,514	(1,210,918)
End of service benefits paid	(15,078)	-
Interest paid	(346,832)	(162,728)
Taxes paid	(409,981)	(2,766,842)
Net cash generated from operating activities	512,949	3,835,715
Investing activities:
Purchase of property, plant and equipment (including CWIP)	(1,250,864)	(430,807)
Proceeds from sale of property, plant and equipment	79,747	-
Acquisition of non-controlling interests	(154,000)	-
Acquisition of a subsidiary	-	6,907
Net cash used in investing activities	(1,325,117)	(423,900)
Financing activities:
Repayment of finance lease liabilities	(16,010)	(11,448)
Net movement in related parties’ balances	832,830	(2,564,587)
Repayment of loans and borrowings	(2,243,612)	(3,690,698)
Bank borrowings availed during the year	560,740	965,669
Net movement in short term bank borrowings	385,000	2,345,429
Net cash used in financing activities	(481,052)	(2,955,635)
Net change in cash and cash equivalents	(1,293,220)	456,180
Cash and cash equivalents at the beginning of the period	2,502,652	(124,030)
Cash and cash equivalents at the end of the period	1,209,432	332,150

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

GULF ENERGY COMPANY SAOC

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY

	Share capital RO	Legal reserve RO	Retained earnings RO	Shareholder’s contribution RO	Total equity attributable to the equity holders of the Company RO	Non- controlling interest RO	Total RO

January 1, 2017	500,000	827,043	51,352,239	4,057,390	56,736,672	10,548,407	67,285,079
Net profit and total comprehensive income for the period	-	-	2,432,457	-	2,432,457	286,168	2,718,625
March 31, 2017	500,000	827,043	53,784,696	4,057,390	59,169,129	10,834,575	70,003,704
January 1, 2018	500,000	852,043	28,940,235	10,235,089	40,527,367	2,109,780	42,637,147
Net profit and total comprehensive income for the year			141,337		141,337	20,147	161,484

Acquisition of non-controlling interest (refer to Note 6)	-	-	-	996,551	996,551	(1,150,551)	(154,000)
March 31, 2018	500,000	852,043	29,081,572	11,231,640	41,665,255	979,376	42,644,631

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

1.	Legal status and principal activities

Gulf Energy Company SAOC (“the Company”) (“GES SAOC”) was incorporated in the Sultanate of Oman as a limited liability company on May 31, 2005. On June 20, 2013, the Company became a closed Omani joint stock company.

The business activities of the Company and its subsidiaries (together referred to as “the Group”) include providing drilling equipment on rental and related services, providing well engineering services and directional drilling services and import and sale of oilfield equipment and rendering of specialized services to oil companies. Mubadarah Investment LLC (“Mubadarah”) is the Parent Company (“the Parent Company”) which holds 56.90% as at March 31, 2018 (December 31, 2017: 56.90%) shares in the Company. Also refer to Note 14.

The Group operates in the Sultanate of Oman, Kuwait, Algeria, Yemen, and the Kingdom of Saudi Arabia (“KSA”) and consists of the twelve companies which are incorporated in the Sultanate of Oman.

The consolidation incorporates the following subsidiaries in which the Group has a controlling interest:

Name of the Subsidiaries	Country of registration	March 31, 2018 Holding	December 31, 2017 Holding
		%	%
Sino Gulf Energy Enterprises LLC (“SGEE”)	Oman	100	95
Integrated Petroleum Services Company LLC (“IPS”)	Oman	97	97
Intelligent Drilling Services LLC (“IDS”)	Oman	99	99
Well Solutions Services LLC (“WSS”)	Oman	99.99	99.99
Well Maintenance Services LLC (“ WMS”)	Oman	99.99	99.99
Fishing and Remedial Expert Enterprises LLC (“FREE”)	Oman	99	99
Gulf Drilling Fluid Technology LLC (“GDFT”)	Oman	99	99
Gulf Energy Services LLC (“GES”)	Oman	99	99
Kuwait Gulf Petroleum services LLC	Kuwait	95	95
Midwest Oilfields Services LLC (“Midwest”)	Oman	99.99	99.99
Makamen Petroleum LLC (“Makamen”)	Oman	75	75

Integrated Petroleum Services LLC has a subsidiary Benon Oil Services LLC registered in Oman.

Gulf Energy Services LLC has a subsidiary, Tamkeen Fracking LLC, registered in Oman. Furthermore, Gulf Energy Services LLC also has branches in Kingdom of Saudi Arabia, Yemen, Algeria and Kuwait.

The following are entities where the Company has significant influence:

		Percentage of Share	Share capital held	Share capital paid up
Company	Activity	capital held	RO	RO
Joint Venture
Senergy Gulf Solutions LLC	Services ancillary to oil and gas extraction	50%	75,000	75,000
Associate
Tasneea Oil and Gas Technology LLC	Fabrication, maintenance and overhaul of oilfield equipment	20%	1,539,388	1,539,388

2.	Basis of Preparation

a) Statement of compliance

The condensed consolidated interim financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Group’s accounting policies have been applied consistently to all periods presented within the condensed consolidated interim financial statements. The condensed consolidated interim financial statements correspond to the classification provision contained within IAS 1 (revised) presentation of financial statements.

b) Consistency of accounting policies

The accounting policies applied in the unaudited condensed consolidated interim financial information are consistent with the accounting policies applied to the audited consolidated financial statements of the Company for the year ended December 31, 2017. These condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2017. Also refer to note 3.

c) Basis of preparation

The unaudited condensed consolidated interim financial information for the three-month period ended March 31, 2018 (“the period”) is prepared as per International Accounting Standard 34 - Interim Financial Reporting (IAS 34). These condensed consolidated interim financial statements are presented in Omani Rial (RO). All amounts have been rounded-off to the nearest Rial in two decimal places, unless otherwise indicated.

d) Use of estimates and judgements

The preparation of unaudited condensed consolidated interim financial information requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual figures may differ from these estimates and judgments. While preparing the unaudited condensed consolidated interim financial information, the significant judgments made by the management in applying the accounting policies and the key sources of estimation and uncertainty were the same as those that applied to the consolidated financial statements as at December 31, 2017.

e) Accounting estimates

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The condensed consolidated interim financial information does not include all financial risk management information and disclosures required in the annual consolidated financial statements, and should be read in conjunction with the annual consolidated financial statements as at December 31, 2017. There have been no changes in the risk management policies since December 31, 2017.

f) Common control transaction

The Group accounts for common control transactions using the fair value method.

3.	New standards, interpretations and amendments adopted by the Group

The accounting policies adopted in the preparation of the condensed consolidated interim financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2017, except for the adoption of new standards effective as of 1 January 2018. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

The Group applies, for the first time, IFRS 15 Revenue from Contracts with Customers and IFRS 9 Financial Instruments. As required by IAS 34, the nature and effect of these changes are disclosed below. Several other amendments and interpretations apply for the first time in 2018, but do not have an impact on the condensed consolidated interim financial statements of the Group.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

The Group has assessed the impact of IFRS 15 and concluded that the application of this standard does not have any material impact on Group’s financial statements.

IFRS 9 Financial Instruments

IFRS 9 Financial Instruments replaces IAS 39 Financial Instruments: Recognition and Measurement for annual periods beginning on or after 1 January 2018, bringing together all three aspects of the accounting for financial instruments: classification and measurement; impairment; and hedge accounting.

As allowed under transitional provisions of IFRS 9, the Company did not restate comparative periods and changes, if any have been affected through adjustment to the opening balances of retained earnings as at 1 January 2018.

The effect of adopting IFRS 9 is, as follows:

Classification and measurement of financial assets and financial liabilities

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit or loss (FVTPL). The classification of financial assets under IFRS 9 is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics.

On initial recognition, a financial asset is classified as measured at: amortized cost, FVOCI or FVTPL.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

● the asset is held within a business model whose objective is to hold assets to collect contractual cash flows; and

● the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A financial asset (unless it is a trade receivable without a significant financing component) that is initially measured at the transaction price) is initially measured at fair value plus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition.

The following accounting policy applies to the subsequent measurement of financial assets:

Financial assets at amortized cost

These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

The following table and the accompanying notes below explain the original measurement categories under IAS 39 and the new measurement categories under IFRS 9 for each class of the Group’s financial assets as at 1 January 2018:

			Impact of IFRS 9
	Original classification under	New classification under	Original carrying amount	New carrying amount
	IAS 39	IFRS 9	RO	RO
Financial assets (a)
Cash and bank balances	Loans and receivables	Amortized cost	2,597,832	2,597,832
Trade and other receivables	Loans and receivables	Amortized cost	32,883,898	32,883,898
Due from related parties	Loans and receivables	Amortized cost	421,948	421,948

(a) Financial Assets that were classified as loans and receivables under IAS 39 are now classified at amortized cost. No difference in carrying amount is identified due to adoption of IFRS 9.

Financial liabilities

No change in reclassification and measurement of financial liabilities are identified due to adoption of IFRS 9.

Impairment

IFRS 9 replaces the “incurred loss” model in IAS 39 with “expected credit loss” (ECL) model. Under IFRS 9, credit losses are recognized earlier than under IAS 39.

The financial assets at amortized cost consist of trade and other receivables and cash and bank balances.

Under IFRS 9, loss allowances are measured on either of the following basis:

●	12 month ECLs: These are ECLs that result from possible default events within the 12 months after the reporting date; and
●	Lifetime ECLs: These are ECLs that result from possible default events over the expected life of financial instrument; and
●	The Group measures loss allowances at an amount equal to lifetime ECL.

The Group has elected to measure loss allowances for trade receivables at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience, informed credit assessment security/guarantee provided by customers, if any, and including forward-looking information. The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due.

The Group considers a financial asset to be in default when:

-	the borrower is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held).

Measurement of ECL

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive). ECLs are discounted at the effective interest rate of the financial asset. The Company uses judgment in making these assumptions and selecting the inputs to the impairment calculation, based on the Company’s past history, customer’s creditworthiness, existing market conditions as well as forward looking estimates at the end of each reporting period.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Presentation of impairment

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Impact of the new impairment model

For assets in the scope of the IFRS 9 impairment model, impairment losses are generally expected to increase and become more volatile. The Group has determined that the application of IFRS 9’s impairment requirements at 1 January 2018 results in same impairment loss on trade and other receivables.

The ECLs were calculated based on actual credit loss experience over the past three years. Actual credit loss experience was adjusted by scalar factors to reflect differences between economic conditions during the period over which the historical data was collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables. Scalar factors were based on GDP and industry outlook.

Transition

Comparative periods have not been restated. No differences in the carrying amounts of financial assets and financial liabilities resulting from the adoption of IFRS 9 are identified.

The assessment for the determination of the business model within which a financial asset is held has been made on the basis of the facts and circumstances that existed at the date of initial application.

4.	Standards, amendments and interpretations issued that are not yet effective (and which have not yet been adopted) that are relevant for the Group’s operations

Following relevant new standards, amendments to standards and interpretations are not yet effective for the period ended March 31, 2018, and have not been applied in preparing these unaudited condensed consolidated interim financial statements as follows:

IFRS 16 – Leases

On January 13, 2016, the International Accounting Standards Board issued the final version of IFRS 16, Leases. IFRS 16 will replace the existing leases Standard, IAS 17 Leases, and related interpretations. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. The Standard also contains enhanced disclosure requirements for lessees. The effective date for adoption of IFRS 16 is annual periods beginning on or after January 1, 2019, though early adoption is permitted for companies applying IFRS 15 Revenue from Contracts with Customers. The Group is currently assessing the impact of adopting IFRS 16 on the Group’s condensed consolidated interim financial statements.

5.	Property, plant and equipment

During the three months ended March 31, 2018, the Group acquired assets with a cost of RO 1,250,864 (three months ended March 31, 2017: RO 430,807).

Assets with a carrying amount of RO 16,122 were disposed of during the three months ended March 31, 2018 (three-months ended March 31, 2017: RO Nil), resulting in a gain on disposal of RO 63,625 (period ended March 31, 2017: gain of RO Nil), which was included in ‘revenue’ in the unaudited condensed consolidated interim statement of profit or loss and other comprehensive income.

6.	Acquisitions

a) Acquisition of NCI - Sino Gulf Energy Enterprises LLC

During the three months ended March 31, 2018, the Group acquired an additional 5% interest in Sino Gulf Energy Enterprises LLC, increasing its ownership interest from 95% to 100%.

The following table summarizes the effect of changes in the Group’s ownership interest in Sino Gulf Energy Enterprises LLC.

Amounts in RO
Carrying amount of NCI acquired	1,150,551
Consideration paid	(154,000)
Increase in owner equity attributable to the Shareholders of the Company (transferred to Shareholders’ contribution)	996,551

7.	Inventories

	March 31, 2018	December 31, 2017
	RO	RO
Chemicals and other finished products	1,296,930	1,372,471
Consumables	4,655,470	4,257,223
Spares	5,811,364	5,843,779
Less: provision for obsolete and slow moving inventory	(539,187)	(539,187)
	11,224,577	10,934,286

The movement in the provision for slow moving and obsolete inventories balance was as follows:

	Three months ended March 31, 2018	Three months ended March 31, 2017
	RO	RO
1 January	539,187	856,714
Reversal during the period	-	(217,751)
	539,187	638,963

8.	Trade and other receivables

	March 31, 2018	December 31, 2017
	RO	RO
Trade receivables (1)	12,059,822	11,668,035
Trade receivables, current	12,059,822	11,668,035
Less: Impairment loss	(495,401)	(457,521)
	11,564,421	11,210,514

Unbilled revenue	19,234,788	17,132,262
Prepayments and other receivables (2)	5,866,056	4,541,122
	36,665,265	32,883,898

(1)	Included in the trade receivables is a balance of RO 4.8 million (USD 12.5 Million) due from the same customer whose receivable balance was assigned to Mubadarah during the year ended 31 December 2017. Further, on March 23, 2018, Mubadarah, the Parent Company entered into an agreement with the Company wherein it agreed to:

●	guarantee the payment of the amounts due from the customer to the Company for an amount equal to the lesser off (a) RO 2.3 million (US$ 6 million), or (b) any unpaid balance of the receivable from the customer (the “Guaranteed Amount”); and

●	remit to the Company amounts it receives against Mubadarah’s outstanding receivable balance from the customer, until both the Guaranteed Amount and the remaining RO 2.5 million (USD 6.5 million) owed by the customer to the Company has been paid.

(2)	Includes advances to key management personnel amounting to RO 1,760,977 as at 31 March 2018 (31 December 2017: RO 1,739,875). Also refer to note 14.

9.	Cash and cash equivalents

	March 31, 2018	December 31, 2017
	RO	RO
Cash and cash equivalents – condensed consolidated interim statement of financial position	1,224,967	2,597,832
Bank overdraft *	(15,535)	(95,180)
Cash and cash equivalents – condensed consolidated interim statement of cash flows	1,209,432	2,502,652

* Refer to note 10 for securities and covenants against the Group’s bank borrowings. Call accounts carry interest at 0.1% per month (2017: 0.1% per month).

10.	Loans and borrowings

(A) Bank loans		March 31, 2018	December, 31 2017
		RO	RO

Non-current liabilities
Secured bank loans		9,846,059	917,061
Less: unamortized transaction cost		(166,833)	-
	(a)	9,679,226	917,061

Current liabilities
Secured bank loans		6,301,570	16,805,959
Loan against trust receipts (STL)		1,132,131	1,229,985
Less: unamortized transaction costs		-	(157,206)
	(b)	7,433,701	17,878,738
	(c) = (a) + (b)	17,112,927	18,795,799

(i) New term loan:

In November 2015, the Group had re-financed all its existing bank term loans with National Bank of Oman for a single term loan of RO 23.10 million (“the new term loan”) (“Tranche A”). As on December 31, 2017, the outstanding amount on this new term loan (“Tranche A”) was RO 14.12 million, and as on March 31, 2018 RO 12.8 million. The loan will mature in 2020.

The new term loan carries interest at the rate of LIBOR + 3.50% per annum and is repayable with quarterly installments, starting 6 months from the drawdown in 18 equal instalments until July 2020.

During 2017, new term loan (“Tranche B”) was availed by the Company to the extent of RO 1.96 million, which was outstanding at the year-ended December 31, 2017. At March 31, 2018 RO 1.8 million of this loan is outstanding. The “Tranche B” loan is repayable in equal quarterly installments starting 18 months from the first drawdown until June 2022.

The new term loan (“Tranche A and Tranche B”) contain covenants which among others, require certain financial ratios to be maintained which include maintaining a minimum debt service coverage ratio of 1.25.

Working capital funded facilities including overdraft, bill discounting and loan against trust receipts facility carry an interest equal to US Dollar LIBOR for the applicable interest period, plus a margin of 3.50% per annum.

The new term loan (“Tranche A and Tranche B”) and the working capital facility which includes overdraft, letters of credit and trust receipts etc. are secured by:

i) First priority assignment of all existing contracts and of new contracts financed by the facilities;

ii) First priority commercial charge over;

●	the existing fixed assets of the Company and each of the operating companies in the Group

●	new equipment acquired by the Company and the operating companies in the Group

iii) Assignment of insurance policies covering above assets;

iv) Joint and several corporate guarantees of the Guarantors; and

v) Subordination of any shareholder loans to the Company and/or the operating companies in the Group.

As of December 31, 2017, the Company was in compliance with its financial covenants except for the covenant relating to the consolidated net worth of the Group. As a result, long-term portion of all the borrowings from the concerned bank amounting to RO 10.5 million had been classified as part of current borrowings as at December 31, 2017. However, subsequent to the year end, the bank has issued a formal letter waiving off this breach of covenant as at December 2017 and post year-end the Group’s facilities from the aforementioned bank continue uninterrupted as per the repayment plan outlined in the facility letter. Accordingly, the outstanding borrowings from this bank as at 31 March 2018 have been classified as non-current.

(ii) Other term loan:

The Group has also availed a term loan to the extent of RO 1.7 million in 2017 which was outstanding at the year-ended December 31, 2017. RO 1.5 million of this loan is outstanding at March 31, 2018. This balance is repayable with nine quarterly installment starting seven months from the first drawdown until December 2019 and carries interest at the rate 3 months / 6 months LIBOR + 4% per annum.

This loan is secured mainly by assignment of project contract proceeds, assignment of insurance proceeds and first exclusive charge over project assets, among others.

This other term loan has covenants which among others require, certain financial ratios to be maintained including maintaining a minimum debt service coverage ratio of 1.25.

(B) Bank borrowings

	March 31, 2018	December 31, 2017
	RO	RO

Bank overdraft	15,535	95,180
Short-term credit facility	2,741,200	2,356,200
Total bank borrowings	2,756,735	2,451,380

11.	End-of-service benefits

Provisions were established for gratuity benefits provided to GES employees in Oman, KSA, and Kuwait. The net liability was accounted for as follows:

	March 31, 2018	December 31, 2017
	RO	RO
1 January	604,385	525,740
Charge for period / year	36,922	140,121
Payments during the three months ended / year	(15,078)	(61,476)
31 March / 31 December	626,229	604,385

Net cost for the year to date periods comprises the following components:

	Three months ended March 31, 2018	Three months ended March 31, 2017
Service cost	31,279	28,292
Interest cost	4,966	4,492
Actuarial loss	677	612
Net cost	36,922	33,396

12.	Trade and other payables

	March 31, 2018	December 31, 2017
	RO	RO
Trade payables	9,892,776	7,972,509
Accruals and other payables	10,913,317	10,456,070
	20,806,093	18,428,579

13.	Taxation

The Group’s consolidated effective tax rate in respect of operations for the three months ended March 31, 2018 was 69% (three months ended March 31, 2017: 17%). The change in effective rate was mainly due to profit recorded by certain subsidiaries during the three months ended 31 March 2018 on which tax had to be provided notwithstanding losses recorded in certain other subsidiaries

Deferred income taxes are calculated on all temporary differences under the liability method using a principal tax rate of 15%. Deferred tax liability in the unaudited condensed consolidated interim statement of financial position and the deferred tax credit in the unaudited condensed consolidated interim statement of comprehensive income relate to the tax effect of accelerated tax depreciation.

14.	Related party transactions

Related parties comprise the shareholders, key management personnel, subsidiary companies, jointly controlled entity and associate, business entities in which the Company has the ability to control or exercise significant influence in financial and operating decisions and other related parties which are a part of Mubadarah Investment LLC Group. In the ordinary course of business, such related parties provide goods and render services to the Group and the Company provides advances to these related parties at mutually agreed rates.

During the year 2017 and the three months ended March 31, 2018, the values of balances due from / due to and significant transactions with related parties (other than those disclosed elsewhere in these condensed consolidated interim financial statements) are as follows:

(i)	Amount due from related parties – Current

	March, 31 2018	December 31, 2017
	RO	RO

Due from other related parties
Heavy Equipment Maintenance & Trading Company LLC	27,851	21,479
Makamen Investment LLC	25,000	25,000
Vision Oil & Gas LLC	1,200	750
Rental Solution and Services LLC	31,250	14,351
Sadara Development and Investment LLC	108	108
Prime Business Solutions LLC	25,551	49,350
Mubadara Real Estate LLC	406	106
Colossal Engineering LLC	21,510	22,841
Isnaad Supplies LLC	114,423	88,466
Tasneea Oil and Gas Technology LLC	5,454	6,855
Senergy Gulf Solutions LLC	3,000	-
(a)	255,753	229,306
Due from Shareholders
Yasser Said Ahmed Al Barami	192,642	192,642
(b)	192,642	192,642
(c) = (a) + (b)	448,395	421,948

(ii)	Amount due to related parties – Current

		March 31, 2018	December 31, 2017
		RO	RO
Due to the Parent
Mubadarah Investment LLC	(a)	1,917,432	1,532,731
Due to Associates
Tasneea Oil and Gas Technology LLC		98,227	110,015
Heavy Equipment Maintenance & Trading Company LLC		178,297	143,855
	(b)	276,524	253,870
Due to Jointly Controlled Entity
Senergy Gulf Solutions LLC	(c)	107,650	107,650
Due to other related parties
Rental Solution and Services LLC		24,848	24,848
Isnaad Supplies LLC		1,109,937	764,927
Prime Business Solutions LLC		238,430	131,518
	(d)	1,373,215	921,293
Due to shareholder
Hilal Hamed Saif Al Busaidy	(e)	117,596	117,596
(f) = (a) + (b) + (c) + (d) + (e)		3,792,417	2,933,140

Also, refer note 8 for details of assignment of a trade receivable to Mubadarah.

iii) Key management personnel transactions and balances:

	Three months ended March 31, 2018	Three months ended March 31, 2017
	RO	RO

Salaries and allowances
Yasser Said Ahmed Al Barami, Chief Commerical Officer	133,940	130,500
Hilal Hamed Saif Al Busaidy, Chief Executive Officer	136,245	134,500
Shaima Saif Hamed Al Busaidy Treasury Manager	10,796	17,950
Nayankumar Vora, Chief Financial Officer	33,399	23,346
Hamza Sayed Hameed Qarooni, Vice President	43,613	15,780
	357,993	322,076

	March 31, 2018	December 31, 2017
	RO	RO
Advances *
Yasser Said Ahmed Al Barami, Chief Commercial Officer	1,637,195	1,618,184
Hilal Hamed Saif Al Busaidy, Chief Executive Officer	123,782	121,376
Nayankumar Vora, Chief Financial Officer	-	315
	1,760,977	1,739,875

* These represent short-term advances to key management personnel for personal use. The advances are unsecured, non-interest bearing and are repayable on demand. These advances are to be settled on or prior to the closing of the NESR transaction as described in note 16. Also, refer to note 8

iv) Related party transactions

	Three months ended March 31, 2018	Three months ended March 31, 2017
	RO	RO
Finance income from the Parent Company *	-	155,753
Finance income from an Associate *	-	504
Rental income from other related parties	18,522	7,104
Rental income from the Parent Company	300	1,902
Rental income from an Associate	10,674	34,224
Purchases from other related party	429,249	369,894
Purchases from an associate	3,938	16,554
Sales to an associate	5,343	16,529

* Finance income comprises 6.5% per annum interest on related party receivables (net).

(v) Subordinated loans from related parties

	March 31, 2018	December 31, 2017
	RO	RO

Islamic Finance PJSC(1)	-	-
Mubadarah Investment LLC	171,000	171,000
	171,000	171,000

(1) One of the Subsidiaries, SGEE had obtained loans from its shareholders. These subordinated loans were not repayable until all liabilities to National Bank of Oman SAOG were settled in full. Management could obtain permission from National Bank of Oman SAOG for early settlement of subordinated loans. During 2017, on account of acquisition of the non-controlling interest in SGEE by GES, the subordinated loan provided by the erstwhile shareholders, Islamic Finance PJSC was replaced with loan from GES and Islamic Finance PJSC loan was paid. The loan from GES to SGEE is eliminated in these consolidated financial statements.

These subordinated loans are interest free and do not have any repayment schedule.

(vi) Shareholder’s contribution

Shareholder’s contribution includes a funding of RO 4,057,390 provided by the Parent Company. This balance is non-interest bearing and the Company has no obligation to repay this amount to the Parent Company. It can only be settled by issuing 4,057,390 number of equity shares at par value of RO 1 per share after completing the necessary legal formalities.

15.	Contingent liabilities and commitments

Contingent liabilities

Litigations

a) The Group is involved in certain legal cases with some of its erstwhile employees for labor related matters that have arisen from time to time in the Sultanate of Oman. A number of these matters relate to claims for compensation for dismissal, payment of salary arrears, allowance of overtime hours, cancellation of decision to terminate and reinstatement of employment. These matters which are presently in different stages of legal proceedings in the Courts of the Sultanate of Oman are subject to uncertainties and therefore the probability of a loss, if any, being sustained and an estimate of the amount of any loss are difficult to ascertain. Consequently, for a majority of these claims, it is not possible to make a reasonable estimate of the expected financial effect, if any, that will result from ultimate resolution of these disputes. The Group is contesting these claims/disputes and the Group’s management believes that presently provision against these potential claims is not required as the ultimate outcome of these disputes would not have a material impact on the Group’s financial position.

b) The Company was defendant in a claim before a sole arbitrator in an arbitration initiated by a party, namely, Falcon Oil Services Company LLC (“Falcon”) (“the claimant”) requesting for USD 1.78 million for breach of contract and the amount of USD 1 million in compensation for damages and arbitration fees. In the year 2013, the Company had entered into a contract with a Yemen based company (“the customer”) and sub contracted the contract to Falcon. Falcon carried out the work in Yemen for a week and then cancelled the contract and sued the Company for not providing sufficient security in Yemen. The Arbitration award which was rendered on January 18, 2017 was in favor of the claimant in which the Arbitrator awarded them USD 0.871 million with an interest of 6% since the date of the Arbitration award until full payment of the award. The Company then filed a case against the Arbitration award before the Court of Appeal in Muscat, Sultanate of Oman on March 14, 2017 requesting to nullify the Arbitration award and to freeze its execution until the Court has reached a decision about the claim. The Court of Appeal rendered a decision on the 30 April 2017 in favor of the Company. The Claimant filed a Statement of Objection (“the SOA”) on May 29, 2017 objecting the decision from the Court of Appeal. On July 26, 2017, the Court rendered a decision to freeze the enforcement of the judgment until it has reached a final decision on the SOA. On September 21, 2017, the Company has submitted a final memorandum to the Supreme Court.

On March 20, 2018 Supreme Court overruled the Court of Appeal Judgment, and referred the nullified case back to the Court of Appeal for retrial through a different circuit. The next hearing date is yet to be communicated by the Court.

The management intends to contest this matter and believes that it has a strong case on the merits due to non-availability of evidence with the claimant. Further, the management believes that the ultimate outcome of this matter is unlikely to result in any liabilities for the Group.

c) SGEE, one of the subsidiaries, was a defendant in a claim before an appeal in Muscat Primary Court filed by a party, namely, Al-Nukhba Al-lthihadiya Trading LLC (“Al-Nukhba”) (“the claimant”) requesting for RO 3.0 million as a compensation for the loss of procurement and its resulting damages. Al-Nukhba was also seeking to nullify a contract between Schlumberger LLC and SGEE and subsequently seek to acquire the contract under its name.

The Court of Appeal rendered a decision on the November 5, 2017 in favor of SGEE, approving the Primary Court judgment which declined Al-Nukhba’s claim.

Recently SGEE found out that Al-Nukhba has filed an objection with the Supreme Court, the notice of which is yet to be served.

The management intends to contest this matter, when the formal notice is served by the Supreme Court and believes that the ultimate outcome of this matter is unlikely to result in any liabilities to SGEE.

Letter of guarantee

	March 31, 2018	December 31, 2017
	RO	RO

Letter of guarantee	4,483,376	3,805,339

Commitments

a)	Operating lease: the Company has taken land and building cancellable operating lease agreements that are renewable on a periodic basis at the option of both the lessor and the lessee. The operating lease agreements extend up to a maximum of 25 years from their respective dates of inception and some of these lease agreements have price escalation clause.

Rental payments under such leases were RO 157,936 and RO 174,777 for the period ended March 31, 2018, and March 31, 2017, respectively.

b)	At March 31, 2018, there were capital commitments amounting to RO 2,448,668 (December 31, 2017: RO 1,734,863).

c)	The Group has outstanding letters of credit amounting to RO 566,985 as at March 31, 2018 (December 31, 2017: RO 482,025).

16.	Subsequent events

Business acquisition

The Group evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the condensed consolidated interim financial statements are issued. Other than as described below, the Group did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On November 12, 2017, the Group entered into definitive agreement with National Energy Services Reunited Corp. (“NESR”) to effect a merger pursuant to which the Company will become a wholly-owned subsidiary of NESR. NESR will acquire the Company in two separate closings, in exchange for consideration valuation of $282,300 thousand by the issuance of NESR ordinary shares, valued at $10.00 per share. Potential earn-out mechanisms enable the Group’s shareholders to receive additional consideration after the NESR Closing Date, based on the financial results of the Group in fiscal year 2018. NESR is subject to certain penalties for delays in receiving shareholder approval to complete the transaction. The transaction obtained SEC approval on May 7, 2018, and was approved by NESR’s stockholders on May 18, 2018 and closed on June 6, 2018. Pursuant to the final closing of the Business Combination, total consideration of 28,346,229 NESR ordinary shares was paid to complete the closing.